EXHIBIT 99.3

FOR IMMEDIATE RELEASE

HealthWarehouse.com, Inc. Announces Completion Of Business Combination With Clacendix, Inc.

Business combination should enable HealthWarehouse.com accelerated expansion of industry-leading $3.50 prescription drug program

Cincinnati, Ohio (May 14, 2009) – HealthWarehouse.com, Inc., a privately held Delaware corporation, and Clacendix, Inc. (OTCBB: IONN.OB) announced today the completion of their business combination pursuant to a securities exchange agreement. The combined company will assume and execute the HealthWarehouse business plan as its sole business. In connection with the business combination, Clacendix, Inc. intends to change its name to HealthWarehouse.com, Inc. Until the name change becomes effective, Clacendix shares will continue to be quoted on the OTC Bulletin Board under the ticker IONN.OB.

Under the securities exchange agreement, Clacendix acquired all the outstanding capital stock of HealthWarehouse.com from the existing stockholders of HealthWarehouse.com in exchange for newly-issued shares of Clacendix common stock. As a result of the share exchange, HealthWarehouse.com is now a wholly-owned subsidiary of Clacendix with the former HealthWarehouse.com stockholders acquiring the majority of outstanding common stock shares of Clacendix. Prior to the close of the business combination, HealthWarehouse.com completed a financing, raising net proceeds of $1.2 million from accredited investors.

HealthWarehouse.com, a licensed U.S. online mail-order pharmacy, is working to revolutionize the way Americans purchase prescription drugs and healthcare products.  In addition to offering cost savings, HealthWarehouse.com seeks to enhance the consumer experience by providing exceptional customer service, convenience and privacy.  With some of the lowest priced prescriptions in the United States, 100% free shipping and 90-day returns with no restocking fees, consumers have responded by making HealthWarehouse.com one of the fastest growing online pharmacies.

Clacendix CEO, Norman Corn said, “We are truly excited, having searched for a suitable business combination candidate for over a year. HealthWarehouse.com is growing at an incredible rate with an impressive business model that we believe delivers outstanding consumer value.”

Upon the close of the business combination, the company appointed Lalit Dhadphale as Chairman, President and CEO, in addition to his duties as a director of HealthWarehouse.com, he will now serve as director of the combined company. Patrick E. Delaney, Chief Financial Officer at Clacendix, will continue in the same role.

“This is a significant step forward for our company,” states CEO Lalit Dhadphale. “We are excited to leverage the public financial markets to fund expansion and further accelerate our strategy to deliver consumers a convenient and affordable option when purchasing prescription drugs in the United States.”

About HealthWarehouse.com

HealthWarehouse.com, Inc. is a licensed U.S. online mail-order pharmacy based in Cincinnati, Ohio.  HealthWarehouse.com is the first company to offer FDA-approved generic prescriptions at $3.50 for 30-day supplies and $9.50 for 90-day supplies with 100% free shipping. HealthWarehouse.com’s mission is to redefine the meaning of healthcare and relentlessly strive to make it affordable for all Americans.

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Clacendix’ future performance, statements of Clacendix’ plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Clacendix believes that its current expectations are based on reasonable assumptions, it cannot assure  you that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Clacendix expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

For more information, please contact Ryan Dolder at 513-919-4569 or email media [AT] healthwarehouse.com.